              As filed with the Securities and Exchange Commission
                                on July 23, 1996

                                                      Registration No. 333-_____

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            FIRST COASTAL CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       06-1177661
- -------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                     36 Thomas Drive, Westbrook, Maine 04092
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   1996 Stock Option and Equity Incentive Plan
            --------------------------------------------------------
                            (Full title of the plan)

                               Gregory T. Caswell
                      President and Chief Executive Officer
                            First Coastal Corporation
                                 36 Thomas Drive
                             Westbrook, Maine  04092
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (207) 774-5000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Howard I. Flack, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-5600

                         Calculation Of Registration Fee

- ------------------------------------------------------------------------------------------------------------------------------
Title of securities         Amount to       Proposed maximum               Proposed maximum              Amount of
to be registered            be registered   offering price per share (1)   aggregate offering price (1)  registration fee (1)
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00 per share     130,000                 $5.00                      $650,000.00                  $224.00
- ------------------------------------------------------------------------------------------------------------------------------

    (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low price for shares of the Registrant's common stock on the OTC Bulletin Board, as reported by NASDAQ Trading and Market Services, on July 17, 1996 solely for the purpose of calculating the registration fee.

                           Exhibit Index is on page 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent
or given to employees as specified by Rule 428(b)(1).   In accordance with the
instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         First Coastal Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents:

               (a) The Company's Amendment No. 3 to Annual Report on Form 10-K on Form 10-K/A for the year ended December 31, 1995;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1995; and

               (c) All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The following summary description of the capital stock of the Company does not purport to be complete and is subject to the provisions of the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws and by the provisions of applicable law.

         AUTHORIZED AND OUTSTANDING CAPITAL STOCK. The Company's authorized capital stock consists of 6,700,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and 1,000,000 shares of Serial Preferred Stock, par value $1.00 per share (the "Serial Preferred Stock"). As of March 31, 1996, 600,361 shares of Common Stock were issued and outstanding, held by approximately 1,575 stockholders of record, and as of March 31, 1996, there were outstanding options to purchase 308 shares of Common Stock, which the Company and the holder thereof terminated as of May 30, 1996. On May 2, 1996, the Company's Board of Directors adopted the 1996 Stock Option and Equity Incentive Plan, which was approved by stockholders on June 11, 1996, pursuant to which 130,000 shares of Common Stock have been reserved for issuance pursuant to the exercise of stock options to be granted, or in connection with stock bonus awards to be made in accordance with the terms of such plan. As of July 23, 1996, the Company has awarded 7,500 shares of restricted stock and granted options exercisable for 46,500 shares of Common Stock under the 1996 Stock Option and Equity Incentive Plan, subject to the consummation of the Company's proposed public offering of 750,000 shares of Common Stock (the "Offering").

         COMMON STOCK. Each holder of Common Stock is entitled to one vote per share with respect to all matters that are to be voted on by stockholders generally, including the election of directors. One-third of the shares entitled to vote, present in person or by proxy, constitutes a quorum at a meeting of stockholders, and if a quorum exists, action on a matter is taken if the votes cast favoring the action exceed the votes cast opposing the action, except with respect to (i) certain actions that, under Delaware law, must be approved by the affirmative vote of a majority or more of outstanding shares entitled to vote (including, but not limited to, amendment of the Company's Restated Certificate of Incorporation, merger and disposition of substantially all property and assets) and (ii) certain amendments to the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws as set forth therein and described below under "-- Certain Charter and Statutory Provisions." Holders of Common Stock are entitled to receive such cash dividends on an equal per share basis as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The Company has not paid dividends since 1990, and the Company is subject to certain restrictions on its ability to pay dividends in the future, including those arising from a loan to be entered into by the Company in connection with the proposed recapitalization of the Company. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and all liquidation preferences, if any, granted to holders of Serial Preferred Stock. No holder of Common Stock has any preemptive right to subscribe for any of the Company's securities, nor does any holder of Common Stock have conversion rights. The rights, privileges, preferences and priorities of holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Serial Preferred Stock that the Company may designate and issue in the future.

         SERIAL PREFERRED STOCK. The Company's Restated Certificate of Incorporation authorizes the Board of Directors, from time to time and without further stockholder action, to provide for the issuance of up to 1,000,000 shares of Serial Preferred Stock, in one or more series, and to fix the relative rights and preferences of the shares, including, without limitation, voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of July 23, 1996, the Board of Directors has not provided for the issuance of any series of Serial Preferred Stock, and there are no agreements or understandings for the issuance of any Serial Preferred Stock. Because of its broad discretion with respect to the creation and issuance of Serial Preferred Stock without stockholder approval, the Board of Directors could adversely affect the voting power of the holders of Common Stock and, by issuing shares of Serial Preferred Stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company.

         CERTAIN CHARTER AND STATUTORY PROVISIONS.

               CLASSIFIED BOARD; AMENDMENT OF CHARTER AND BYLAWS. The Company's Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes of directors, serving staggered three-year terms. The Company's Amended and Restated Bylaws permit stockholders to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Company. To be timely, notice of stockholder nominations for directors must be delivered in writing to the Secretary of the Company not less than 30 days nor more than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with certain additional information as specified in the Amended and Restated Bylaws. The Restated Certificate of Incorporation further provides that the approval of at least two-thirds of the entire Board of Directors at a duly constituted meeting called for such purpose and the approval of the holders of at least two-thirds of the shares entitled to vote thereon at a duly called annual or special meeting of stockholders are necessary for the amendment of certain sections of the Restated Certificate of Incorporation relating to election and classification of the Board of Directors; limitation of certain liabilities of directors; adoption, alteration, amendment or repeal of the Amended and Restated Bylaws; limitation on calling of special meetings of stockholders; approval of acquisitions of control and offers to acquire control; criteria for evaluation of certain offers by the Board of Directors; anti-greenmail; and stockholders' action by unanimous written consent. In addition, the approval of the holders of at least 80% of the shares entitled to vote thereon at a duly called annual or special meeting of stockholders is necessary for the amendment of certain sections of the Restated Certificate of Incorporation relating to the vote requirements for approval of certain business combinations and to the vote requirements for amendment of the Restated Certificate of Incorporation. The Amended and Restated Bylaws provide that the approval of at least two-thirds of the entire Board of Directors at a duly constituted meeting called for such purpose or the approval of the holders of at least two-thirds of the shares entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose are necessary for the amendment of the Amended and Restated Bylaws. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

               BUSINESS COMBINATION PROVISIONS. The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to the date the stockholder became an interested stockholder the board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder or unless one of two exceptions to the prohibitions are satisfied: (i) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans) or (ii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock excluding that stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect majority owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock.

               In addition, the Restated Certificate of Incorporation provides that a "business combination" with an "interested shareholder" must be approved by the affirmative vote of at least 80% of the outstanding voting stock unless either (a) the business combination is approved by a majority of the "continuing directors" or (b) certain price and procedure requirements are satisfied.
Except for business combinations requiring such higher stockholder vote, any merger or consolidation involving the Company must, as a condition to its effectiveness, be approved by the affirmative vote of at least two-thirds of the issued and outstanding shares of each class of capital stock of the Company. A "business combination" includes a merger, asset sale or acquisition, reclassification of securities, recapitalization or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who (other than the Company or any subsidiary of the Company), (i) together with affiliates and associates, directly or indirectly beneficially owns 10% or more of the Company's outstanding voting stock, or
(ii) is an affiliate of the Company and, together with affiliates and associates, within two years prior directly or indirectly beneficially owned 10% or more of the Company's outstanding voting stock. A "continuing director" is a member of the Board of Directors of the Company who is unaffiliated with the interested shareholder and was a member of the Board of Directors prior to the time that the interested shareholder (including any affiliate or associate thereof) became an interested shareholder, and any successor of a continuing director who is unaffiliated with the interested shareholder and is recommended to succeed a continuing director by a majority of continuing directors then on the Board of Directors.

               The Restated Certificate of Incorporation requires the Board of Directors, when evaluating a tender offer, merger or acquisition proposal, in connection with the exercise of its judgment in determining the best interests of the Company and its stockholders, to take into account all relevant factors, including, without limitation, the economic effects of acceptance of such offer on (i) depositors, borrowers and employees of the insured bank or institution subsidiary or subsidiaries of the Company, and on the communities in which such subsidiary or subsidiaries operate or are located, and (ii) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal and state statutes and regulations.

               APPROVAL FOR CERTAIN STOCK ACQUISITIONS AND OFFERS TO ACQUIRE STOCK AND ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL PROVISIONS. The Company has substantial net operating loss carryforwards for federal tax purposes. In order to reduce the likelihood that there will be a reduction in the amount of such carryforwards by reason of an "ownership change" as defined in Section 382 of the Internal Revenue Code of 1986, as amended, the Company amended its Restated Certificate of Incorporation. The amendment provides that unless otherwise approved by the Company's Board of Directors, no person shall become or make an offer to become the beneficial owner of five percent or more of the Company's voting stock (a "prohibited 5% owner") for three years from June 11, 1996. A person who is the beneficial owner of five percent or more of the Company's outstanding voting stock on June 11, 1996 (an "existing 5% owner") will not be deemed in violation of the provision; provided, however, that if after June 11, 1996, any existing 5% owner shall become or make an offer to become the beneficial owner of any additional shares of the Company's voting stock, then such person will be deemed to be a prohibited 5% owner if, following the acquisition of such additional shares, such existing 5% owner is or will be the beneficial owner of five percent or more of the Company's voting stock. Such amendment further provides that no person will become a prohibited 5% owner as a result of an acquisition of shares of voting stock by the Company which, by reducing the number of shares of the Company's voting stock outstanding, increases the proportionate number of shares of voting stock beneficially owned by such person to five percent or more of the shares of the Company's voting stock then outstanding; provided, however, that if a person becomes a beneficial owner of five percent or more of the Company's voting stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional shares of the Company's voting stock, then such person will be deemed to be a prohibited 5% owner if such person is then the beneficial owner of five percent or more of the voting stock then outstanding.

               In the event that any person becomes a prohibited 5% owner in violation of the amendment, such number of the shares of voting stock of which such person is the beneficial owner, in excess of the number of shares of voting stock of which such person might be the beneficial owner without becoming a prohibited 5% owner, will be considered from and after the date such person becomes a prohibited 5% owner to be "excess shares" for purposes of the amendment. Such excess shares will thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other stockholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or (iv) be transferable, except with the approval of the Company's Board of Directors or by an independent trustee appointed by the Company's Board of Directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the beneficial owner of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
(iii) third, to the Company as to any remaining balance.

               Finally, the amendment provides that if the Company's Board of Directors determines in good faith that a person who would otherwise be a prohibited 5% owner has inadvertently become a prohibited 5% owner and such person ceases to be the beneficial owner and disposes of a sufficient number of shares of the Company's voting stock within the time fixed by the Company's Board of Directors incident to the foregoing determination, so that such person would no longer be a prohibited 5% owner, pending and upon such disposition of shares of voting stock, such person will not be deemed a prohibited 5% owner for purposes of the amendment unless and until such person subsequently becomes a prohibited 5% owner.

               In connection with the approval of the amendment, the Board of Directors of the Company approved the acquisition of shares in the Offering by stockholders of the Company holding five percent or more of the Company's voting stock on June 11, 1996 up to such number of shares as would cause such stockholder to maintain his or her pre-Offering percentage ownership interest in the Company following the Offering.

          The Restated Certificate of Incorporation of the Company provides that if the Common Stock is then traded on a national securities exchange or quoted on the NASD Automated Quotation System, no person shall make any offer to acquire "control" of the Company unless such person has received the prior approval to make such offer either (a) by obtaining approval of the Board of Directors of the Company or (b) by obtaining all required federal and state regulatory approvals and furnishing the Board of Directors of the Company a complete copy of all notices and other documents filed by such person pursuant to applicable federal and state law and regulations. "Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10% or more of the voting stock of the Company.

               The Restated Certificate of Incorporation also provides that no person shall acquire control of the Company at any time unless such acquisition of control has been approved (a) either (i) by the affirmative vote of at least two-thirds of the outstanding voting stock at a duly constituted meeting of stockholders called for such purpose or (ii) by at least two-thirds of the entire Board of Directors at a duly constituted meeting called for such purpose and (b) by all regulatory authorities required under applicable federal and state statutes and in the manner provided by all applicable regulations adopted thereunder.

               ANTI-GREENMAIL PROVISIONS. The Restated Certificate of Incorporation prohibits the Company from purchasing any shares of the Company's voting stock from any person that beneficially owns, directly or indirectly, five percent or more of the Company's voting stock at a price exceeding the average closing price or the mean of the bid and ask prices of a share of voting stock for the 20 trading days immediately preceding the date of execution of a definitive agreement to purchase the voting stock, unless a majority of the Company's disinterested stockholders approve the transaction. This restriction on purchases by the Company does not apply to any offer to purchase shares of a class of the Company's voting stock which is made on the same terms and conditions to all holders of that class of voting stock or to any purchase of stock owned by such a five-percent stockholder occurring more than two years after such stockholder's last acquisition of the Company's stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides for the indemnification of directors, officers, employees and agents of corporations organized thereunder in certain circumstances. In addition, Section 145 grants to each such corporation the power to indemnify its directors, officers, employees and agents against liability for certain of their acts. Section 145 is set forth as Exhibit 99 to this registration statement and incorporated herein by reference.

          (b) The Company's Amended and Restated Bylaws provide that the Company shall indemnify any and all of its officers, directors, employees and agents, and former officers, directors, employees and agents, against any and all expenses or other matters to the extent permitted by Section 145. Such indemnification is not exclusive of any other rights of indemnification under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (c) The Company has in effect a policy of liability insurance covering its directors and officers.

                                  *     *     *

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. See the Company's undertaking concerning indemnification set forth in Item 9(c).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
- ------         -----------
4.1            1996 Stock Option and Equity Incentive Plan.  (Filed as Exhibit
               10(p) to Registration Statement on Form S-2, File No. 333-02609, and incorporated herein by reference.)

4.2 Restated Certificate of Incorporation of First Coastal Corporation. (Filed as Exhibit 3.1(i) to Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-14087 ("1995 Form 10-K"), and incorporated herein by reference.)

4.3 Certificate of Amendment of Restated Certificate of Incorporation of First Coastal Corporation. (Filed as Exhibit 3.1(i)(b) to Amendment No. 3 to Annual Report on Form 10-K on Form 10-K/A for the year ended December 31, 1995, File No. 0-14087, and incorporated herein by reference.)

4.4 Amended and Restated Bylaws of First Coastal Corporation. (Filed as Exhibit 3.1(ii) to 1995 Form 10-K, and incorporated herein by reference.)

5              Opinion of Hogan & Hartson L.L.P.

23.1           Consent of Hogan & Hartson L.L.P.  (See Exhibit 5.)

23.2           Consent of Coopers & Lybrand, L.L.P.

99             Section 145 of the General Corporation Law of the State of
               Delaware.

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine, on this 23rd day of July 1996.


                                             FIRST COASTAL CORPORATION



                                             By: /s/ Gregory T. Caswell
                                                --------------------------------
                                                 Gregory T. Caswell
                                                 President and Chief Executive
                                                 Officer
                                                 (principal executive officer)


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



     SIGNATURE                                    TITLE                             DATE
     ---------                                    -----                             ----


/s/ Gregory T. Caswell             President and Chief Executive Officer        July 23, 1996
- ------------------------------     (principal executive officer)
Gregory T. Caswell


/s/ Dennis D. Byrd                 Treasurer                                    July 23, 1996
- ------------------------------     (principal financial officer
Dennis D. Byrd                     and principal accounting officer)


/s/ Normand E. Simard              Chairman of the Board                        July 23, 1996
- ------------------------------
Normand E. Simard


/s/ Roger E. Klein                 Director                                     July 23, 1996
- ------------------------------
Roger E. Klein


/s/ Edward K. Simensky             Director                                     July 23, 1996
- ------------------------------
Edward K. Simensky


                                   Director                                     July __, 1996
- ------------------------------
Charles A. Stewart III

                                  EXHIBIT INDEX


Exhibit
Number         Description                                                  Page
- ------         -----------                                                  ----

4.1 1996 Stock Option and Equity Incentive Plan. (Filed as Exhibit 10(p) to Registration Statement on Form S-2, File No. 333-02609, and incorporated herein by reference.)

4.2 Restated Certificate of Incorporation of First Coastal Corporation. (Filed as Exhibit 3.1(i) to Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-14087 ("1995 Form 10-K"), and incorporated herein by reference.)

4.3 Certificate of Amendment of Restated Certificate of Incorporation of First Coastal Corporation. (Filed as
               Exhibit 3.1(i)(b) to Amendment No. 3 to Annual Report on Form 10-K on Form 10-K/A for the year ended December 31, 1995, File No. 0-14087, and incorporated herein by reference.)

4.4            Amended and Restated Bylaws of First Coastal Corporation.
               (Filed as Exhibit 3.1(ii) to 1995 Form 10-K, and incorporated herein by reference.)

5              Opinion of Hogan & Hartson L.L.P.

23.1           Consent of Hogan & Hartson L.L.P.  (See Exhibit 5.)

23.2           Consent of Coopers & Lybrand, L.L.P.

99             Section 145 of the General Corporation Law of the
               State of Delaware.